                                                                    EXHIBIT 10.3




                                STOCK RESTRICTION
                          AND SPECIAL PAYMENT AGREEMENT
                                 RICHARD BURTNER

         This Stock Restriction and Special Payment Agreement (this "Agreement"), dated as of March 17, 1999, is by and between BlueStar Properties, Inc., a Tennessee corporation (the "Company"), with its principal executive offices at 131 Second Avenue North, Nashville, Tennessee 37201, and Richard Burtner (the "Stockholder"), an individual residing at 6337 Johnson Chapel Road, Brentwood, Tennessee 37027.

         The Company proposes to enter into a Series A Preferred Stock Purchase Agreement with certain investors, of even date herewith (the "Series A Purchase Agreement"), pursuant to which such investors will purchase certain securities from the Company. The execution and delivery of this Agreement by the Company and the Stockholder is a condition precedent to the transactions contemplated by the Series A Purchase Agreement, which the Company and the Stockholder believe will benefit the Company and will also benefit the Stockholder, in his capacity as a stockholder of the Company.

         Accordingly, to induce the Company and the proposed investors to enter into and consummate the transactions contemplated by the Series A Purchase Agreement, the Company and the Stockholder agree as follows:

         1. REPURCHASE RIGHTS OF THE COMPANY. The Stockholder currently holds an aggregate of 665,766 shares (including any shares issued in respect thereof by reason of any stock dividend, stock split, recapitalization, or other similar event affecting such shares occurring after the date hereof) (the "Total Shares") of the Company's Common Stock, $0.01 par value per share ("Common Stock"). The Stockholder hereby grants to the Company certain repurchase rights with respect to 65% of the Total Shares (i.e., 432,747 shares of Common Stock) (the "Restricted Shares"), as set forth in this Section 1.

         (A) ESCROW. To ensure the availability for delivery of the Stockholder's Repurchasable Shares (as defined below in Section 1(c) hereof) upon repurchase by the Company pursuant to the Repurchase Option (as defined below in Section 1(b) hereof), the Stockholder shall, upon execution of this Agreement, deliver and deposit with the corporate secretary of the Company as escrow agent (the "Escrow Holder") the share certificate(s) representing the Repurchasable Shares, together with a stock assignment duly endorsed in blank, in the form attached hereto as Exhibit A-1. The Repurchasable Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Stockholder in the form attached hereto as Exhibit A-2, until such time as the number of Repurchasable Shares is zero. [As a further condition to the Company's obligations under this Agreement, the Company may require the spouse of Stockholder, if any, to execute and deliver to the Company a Consent of Spouse in the form attached hereto as Exhibit A-3.]

             Subject to the terms hereof, the Stockholder shall have all the rights of a shareholder with respect to the Restricted Shares while they are held in escrow, including without limitation, the right to vote the Restricted Shares and to receive any cash dividends declared thereon. If, from time to time during the period of time in which there are Repurchasable Shares, there is (i) any stock dividend, stock split, combination of shares or other similar event affecting the Restricted Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of the Stockholder's ownership of the Restricted Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Restricted Shares," "Repurchasable Shares" and "Non-Repurchasable Shares," as the case may be and as applicable, for purposes of this Agreement and the Repurchase Option.

         (B) RIGHT TO REPURCHASE RESTRICTED SHARES. Following termination of the Stockholder's employment with the Company, the Company will have the right and option (the "Repurchase Option"), but not the obligation, to repurchase all or any portion of the Repurchasable Shares (as defined in Section 1(c) hereof), at a purchase price per Share equal to $0.147. The Stockholder will not sell, pledge, or otherwise transfer any Repurchasable Shares or any interest therein, and all certificates representing Repurchasable Shares will bear appropriate restrictive legends referring to the restrictions on transfer and repurchase rights of the Company under this Agreement.

          (C) NON-REPURCHASABLE SHARES. For purposes of this Agreement, and subject to the following provisions, 2.0833% of the Restricted Shares will become "Non-Repurchasable Shares" on the last day of each calendar month beginning with April 1999, provided, in each case, that as of the relevant date the Stockholder remains employed by the Company. All Restricted Shares that are not Non-Repurchasable Shares as of any particular time of reference are referred to in this Agreement as "Repurchasable Shares."

In addition to the foregoing: (1) in the event of a Business Combination, as defined below, the greater of (a) 50% of the then remaining Repurchasable Shares or (b) 25% of the Restricted Shares, will automatically and without further action become Non-Repurchasable Shares; and (2) in addition to the provision of the foregoing clause (1), in the event of an involuntary termination of the Stockholder's employment with the Company for any reason or no reason other than for Cause (as defined below), then 108,187 Shares of the Restricted Shares will automatically and without further action become Non-Repurchasable Shares.

         For purposes of this Section 1, "Business Combination" shall mean (i) the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company or (ii) the merger or consolidation of the Company into or with any other corporation or entity or the merger or consolidation of any other corporation into or with the Company (except for a merger or consolidation in which the holders of the voting capital stock of the Company hold more than 50% of the voting rights of the surviving entity). For purposes of this Section 1 and Section 2 below, an involuntary termination of employment shall include a reduction in the authorities, duties or responsibilities of the Stockholder to a level significantly below his then existing authorities, duties or responsibilities. A termination shall be for "Cause" if the Board of Directors of the Company shall determine in good faith that any one or more of the following has occurred: (i) the Stockholder shall have committed a material act of theft, dishonesty, gross dereliction of duty, fraud, embezzlement, misappropriation, or material breach of fiduciary duty against the Company, or has committed any other act of grave misconduct against the Company, or (ii) the Stockholder shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude or dishonesty.

         (D) EXERCISE OF REPURCHASE RIGHTS. The Company may exercise its repurchase rights under this Section 1 by giving written notice (a "Repurchase Notice") to the Stockholder and the Escrow Holder, specifying the number of Repurchasable Shares that the Company desires to repurchase and setting a date (not later than 30 days after the date of such Repurchase Notice) for the closing of such repurchase. A Repurchase Notice may be given at any time within 90 days following the date of termination of the Stockholder's employment hereunder, whereupon, if such time period for giving such Repurchase Notice shall lapse without the Company having given such Repurchase Notice, the Repurchase Option shall automatically expire.

         Upon the giving of a Repurchase Notice, the Stockholder will be obligated to sell to the Company, and the Company will be obligated to purchase, the number of Repurchasable Shares specified in the Repurchase Notice, with the closing of the purchase and sale to take place at the principal office of the Company or its counsel on the date specified in the Repurchase Notice. At the closing, the Escrow Holder will deliver to the Company the certificates representing the Repurchasable Shares to be repurchased, together with duly executed stock powers sufficient effectively to transfer ownership of such Repurchasable Shares to the Company, free and clear of all liens, security interests, and other encumbrances, and the Company will pay for such Repurchasable Shares by check or wire transfer (and will issue to the Stockholder a new stock certificate representing any Restricted Shares represented by the certificate delivered to the Company that are not repurchased by the Company). In the event that the Company fails to give a Repurchase Notice or if the Repurchase Option expires unexercised, all of the then Repurchasable Shares shall automatically and without further action become Non-Repurchasable Shares.

         2. SPECIAL PAYMENT/EFFECT OF TERMINATION. In the event that at any time the Stockholder's employment with the Company is terminated for any reason or no reason other than for Cause, the Company shall pay to the Stockholder (a) within fourteen (14) days after the effective date of such termination, a cash payment equal to six months' of such Stockholder's then base salary, plus (b) such Stockholder's pro rata portion (based upon the number of days actually worked by such Stockholder) of any bonus pursuant to any such then existing bonus plan or arrangements.

         3. "LOCK-UP" AGREEMENT. The Stockholder agrees that if the Company at any time or from time to time deems it necessary or desirable to make any registered public offering(s) of shares of Common Stock, then upon the Company's request, the Stockholder will not sell, make any short sale of, loan, grant any option for the purchase of, pledge, or otherwise encumber or otherwise dispose of any of the Restricted Shares during such period (not to exceed 180 days) commencing on the effective date of the registration statement relating to any such offering as the Company may request, except with the prior written consent of the Company. The Stockholder agrees that he will enter into an agreement with the Company's underwriters for a registered public offering if requested by such underwriter, with respect to the foregoing agreements in this Section 3 and on customary terms and conditions.

         4. NO ASSIGNMENTS; BENEFITS OF AGREEMENT. Neither party will assign any rights or delegate any obligations hereunder without the consent of the other party (except that the Company may assign its rights and delegate its obligations hereunder to any successor to its business, whether by merger or consolidation, sale of stock or of all or substantially all of assets, or otherwise), and any attempt to do so will be void. This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

         5. NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement is intended to or will confer any rights or remedies on any Person other than the parties hereto, their respective heirs, successors, and permitted assigns.

         6. NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective three business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed to the recipient party at his or its address set forth in the first paragraph hereof (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this section).

         7. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

         8. CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

         9. CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

         10. WAIVERS; AMENDMENTS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. This Agreement may be amended only with the prior written consent of the parties hereto.

         11. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the parties, and supersedes any and all prior and/or contemporaneous understandings or agreements between them, with respect to the subject matter hereof.

         12. EQUITABLE RELIEF. The Stockholder acknowledges that any breach by him of his obligations under this Agreement would cause substantial and irreparable damage to the Company, and that money damages would be an inadequate remedy therefor. Accordingly, the Stockholder agrees that the Company will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

         13. GOVERNING LAW. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Tennessee (without reference to principles of conflicts or choice of law).

         14. LEGENDS. The share certificate evidencing the Restricted Shares, if any, shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN A STOCK RESTRICTION AND SPECIAL PAYMENT AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, DATED AS OF MARCH 17, 1999, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND WILL BE PROVIDED UPON WRITTEN REQUEST.

         15. ACKNOWLEDGEMENT REGARDING FEES. Stockholder hereby acknowledges that he has received $65,000 on the date hereof, which represents in full the amount owed him pursuant to Section 4 of the Personal Services Agreement, dated September 22, 1998, between the Company and Stockholder and that no additional amounts are owed Stockholder thereunder or otherwise in connection with the Series A Purchase Agreement.

         IN WITNESS WHEREOF, each of the Company and the Stockholder has executed and delivered this Stock Restriction and Special Payment Agreement as of the date first above written.



COMPANY:                                 BLUESTAR PROPERTIES, INC.



                                         By: /s/ Fredjoseph Goldner
                                         Name: Fredjoseph Goldner
                                         Title: President/CEO



STOCKHOLDER:                             /s/ Richard L. Burtner
                                         Name: Richard Burtner

                                   EXHIBIT A-1

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


         FOR VALUE RECEIVED I, ____________________, hereby sell, assign and transfer unto ____________ (__________) shares of the Common Stock of BlueStar Properties, Inc. (the "Company") standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint _________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

         This Stock Assignment may be used only in accordance with the Stock Restriction and Special Payment Agreement (the "Agreement") between the Company and the undersigned dated March _____, 1999.


Dated: _______________, 1999

                                           Signature:_________________________






INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise the Repurchase Option, as set forth in the Agreement, without requiring additional signatures on the part of the Stockholder.

                                   EXHIBIT A-2

                            JOINT ESCROW INSTRUCTIONS

                                                              March _____, 1999

Corporate Secretary
BlueStar Properties, Inc.
131 Second Avenue North
Nashville, TN 37201

Dear Sir/Madam:

         As Escrow Agent for both BlueStar Properties, Inc., a Tennessee corporation (the "Company"), and the undersigned stockholder of the Company (the "Stockholder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to Section 1(a) of that certain Stock Restriction and Special Payment Agreement ("Agreement") between the Company and the undersigned, dated as of March ____, 1999, in accordance with the following instructions:

         1. In the event the Company exercises the Company's Repurchase Option set forth in the Agreement, the Company and the Stockholder shall give to you a written notice from both of them specifying the number of Repurchasable Shares to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company (the "Joint Written Instructions"). Stockholder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased, each of the foregoing pursuant to the Joint Written Instructions.

         3. Stockholder irrevocably authorizes the Company to deposit with you any certificates evidencing Repurchasable Shares to be held by you hereunder and any additions, substitutions and/or subtractions to said Repurchasable Shares as defined in the Agreement. Stockholder does hereby irrevocably constitute and appoint you as Stockholder's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Stockholder shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

         4. Upon written request of the Stockholder, but no more than twice per calendar year, unless the Company's Repurchase Option has been exercised, you shall deliver to Stockholder a certificate or certificates representing so many of the Restricted Shares as are not then subject to the Company's Repurchase Option. Simultaneously with the closing of a Business Combination, or within ninety (90) days after Stockholder ceases to be an employee of the Company (and consistent with the provisions pertaining to the termination of employment of the Stockholder as more fully set forth in the Agreement), you shall deliver to Stockholder a certificate or certificates representing the aggregate number of Non-Repurchasable Shares held by you and all Repurchasable Shares not purchased by the Company under its Repurchase Option.

         5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Stockholder, you shall deliver all of the same to Stockholder and shall be discharged of all further obligations hereunder.

         6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Stockholder while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor to be reimbursed by the Company.

         12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

         13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

                  COMPANY:       BlueStar Properties, Inc.
                                 131 Second Avenue North
                                 Nashville, TN 37201
                                 Attention: Corporate Secretary

                  STOCKHOLDER:

                  ESCROW AGENT:  BlueStar Properties, Inc.
                                 131 Second Avenue North
                                 Nashville, TN 37201
                                 Attention: Corporate Secretary

         16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

         18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the internal substantive laws, but not the choice of law rules, of Tennessee.

         19. Capitalized terms used herein without definition shall have the respective meanings for such terms set forth in the Agreement.

         20. This letter agreement shall automatically terminate upon the earlier to occur of: (a) the date on which the number of Repurchasable Shares, pursuant to the Agreement, equals zero; and (b) ninety days after the date on which the Stockholder ceases to be an employee of the Company or simultaneously with the closing of a Business Combination, as the case may be (in which case the securities held by you shall be delivered to the Stockholder as set forth in
Section 4).

                                            Very truly yours,

                                            BLUESTAR PROPERTIES, INC.


                                            ------------------------------------
                                            By


                                            ------------------------------------
                                            Title

                                            ------------------------------------


                                            STOCKHOLDER:

                                            ------------------------------------

                                            ----------------------------
                                            Signature

                                            ------------------------------------

                                            ----------------------------
                                            Print Name


ESCROW AGENT:



--------------------------
Corporate Secretary

                                   EXHIBIT A-3

                                CONSENT OF SPOUSE


         I, ____________________, spouse of ___________________, have read and approve the foregoing Stock Restriction and Special Payment Agreement (the "Agreement"). In consideration of the Company's grant to my spouse of the right to purchase/receive shares of BlueStar Properties, Inc., I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________, 19


                                               --------------------------------
                                               Signature of Spouse